Exhibit 23.1(i)

Consent of Independent Registered Public Accounting Firm

GBH CPAs, PC

To the Board of Directors

Aristocrat Group Corp.

Miramar Beach, FL

We hereby consent to the inclusion in this Amendment No. 1 to the Registration Statement of Aristocrat Group Corp. on Form S-1 of our report dated November 13, 2014 relating to the consolidated financial statements as of July 31, 2014 and 2013 and for the years then ended. We also consent to the reference to our firm under the heading “Experts” appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

December 3, 2014